Exhibit 10.1

SIRVA WORLDWIDE, INC.,

THE FOREIGN SUBSIDIARY BORROWERS PARTIES HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,

JPMORGAN CHASE BANK, N.A.
as administrative agent

and

J.P. MORGAN SECURITIES INC.
as sole lead arranger and sole bookrunner

NINTH AMENDMENT TO THE CREDIT AGREEMENT

June 25, 2007

NINTH AMENDMENT, dated as of June 25, 2007 (this “Ninth Amendment”), to the Credit Agreement, dated as of December 1, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SIRVA WORLDWIDE, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement (together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Agents parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Parent Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.             Defined Terms. Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.             Amendments to Subsection 1.1 (Defined Terms). Subsection 1.1 of the Credit Agreement is hereby amended by (a) deleting therefrom the definitions of “Applicable Margin” and “Consolidated Interest Coverage Ratio” in their respective entireties and (b) inserting, in proper alphabetical order, the following new or substitute defined terms and related definitions:

“Additional Interest”: as defined in subsection 4.1(f).

“Applicable Margin”: as applied to any given type of Loans, (a) with respect to ABR Loans, 6.25% per annum and (b) with respect to Eurocurrency Loans, 7.25% per annum.

“Consolidated Cash Interest Expense”: for any period, Consolidated Interest Expense for such period less Additional Interest paid or payable for such period.

“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

3.             Amendment to Subsection 4.1 (Interest Rates and Payment Dates). Subsection 4.1 of the Credit Agreement is hereby amended by inserting the following paragraph (f) at the end thereof:

(f)            Each Loan shall bear additional interest, and each Letter of Credit and outstanding reimbursement obligation in respect thereof shall be subject to an additional commission or additional interest (as applicable), for each day that it is outstanding at a rate of 1% per annum on the principal or face amount thereof, and such additional interest and additional commission shall bear interest, compounded quarterly on the last day of each fiscal quarter of the Parent Borrower, at a rate of 13.6% per annum. Such additional interest and additional commission, and the accrued interest thereon (collectively, the “Additional Interest”), shall be payable on the Termination Date (in the case of Revolving Credit Loans, Swing Line Loans and Letters of Credit) and the Final Maturity Date (in the case of Tranche B Term Loans) (or, if sooner, on the date of payment or prepayment of such Loans in full (and, in the case of the Revolving Credit Loans, Swing Line Loans and Letters of Credit, termination of the Revolving Credit Commitments) or any date on which the Loans become due by acceleration). Additional Interest may be prepaid at any time and from time to time, without premium or penalty, upon at least one Business Day’s irrevocable notice by the Parent Borrower on behalf of the applicable Borrower to the Administrative Agent, specifying the date and amount of such prepayment. Any such prepayment shall be in the minimum amount of $500,000 and shall be applied ratably to all outstanding Additional Interest.

4.             Amendment to Section 7.1 (Financial Statements). Subsection 7.1 of the Credit Agreement is hereby amended by deleting the “.” at the end of each of clause (a) and (c) thereof and substituting, in each case, in lieu thereof the following:

; provided that, with respect to the financial statements for the fiscal year ended December 31, 2006, no comparisons to the previous fiscal year shall be required.

5.             Amendment to Section 7 (Affirmative Covenants). Section 7 of the Credit Agreement is hereby amended by inserting the following subsection 7.14 at the end thereof:

7.14         Lender Meeting. Host, with the Administrative Agent and senior management of the Parent Borrower, a meeting of Lenders, no later than September 30, 2007, to review, and discuss any updates to, the Parent Borrower’s business plan.

6.             Amendment to Subsection 8.1 (Financial Condition Covenants). Subsection 8.1 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

8.1.          Financial Condition Covenants.

(a)           Maintenance of Consolidated Interest Coverage Ratio. Permit, for any period of four consecutive fiscal quarters of the Parent Borrower ending during any test period set forth below, the Consolidated Interest Coverage Ratio at the last day of such consecutive fiscal quarter period to be less than the ratio set forth opposite such test period below:

Test Period	Ratio
January 1, 2007 — June 29, 2007	1.40 to 1.00
June 30, 2007 — September 29, 2007	1.05 to 1.00
September 30, 2007 — December 30, 2007	0.80 to 1.00
December 31, 2007 — March 30, 2008	0.90 to 1.00
March 31, 2008 — June 29, 2008	1.05 to 1.00
June 30, 2008 — September 29, 2008	1.20 to 1.00
September 30, 2008 — December 30, 2008	1.25 to 1.00
December 31, 2008 — March 30, 2009	1.30 to 1.00
March 31, 2009 and thereafter	4.00 to 1.00

(b)           Maintenance of Consolidated Leverage Ratio. Permit, at the last day of any fiscal quarter ending during any test period set forth below, the Consolidated Leverage Ratio to be greater than the ratio set forth opposite such test period below:

Test Period	Ratio
January 1, 2007 — June 29, 2007	5.50 to 1.00
June 30, 2007 — September 29, 2007	7.75 to 1.00
September 30, 2007 — December 30, 2007	8.50 to 1.00
December 31, 2007 — March 30, 2008	7.25 to 1.00
March 31, 2008 — June 29, 2008	7.00 to 1.00
June 30, 2008 — September 29, 2008	6.50 to 1.00
September 30, 2008 — December 30, 2008	6.25 to 1.00
December 31, 2008 — March 30, 2009	5.50 to 1.00
March 31, 2009 and thereafter	2.50 to 1.00

7.             Amendments to Subsection 8.4 (Limitation on Guarantee Obligations). Subsection 8.4 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (p) thereof, (b) deleting the “.” at the end of clause (q) thereof and substituting “; and” in lieu thereof and (c) inserting the following new clause (r) at the end thereof:

(r)            guarantees made by any Foreign Subsidiary of third party obligations under leases, provided that (i) the aggregate amount of such guarantees shall not exceed $300,000 at any one time outstanding and (ii) such guarantees shall terminate, and be of no further force or effect, on or before November 30, 2009.

8.             Amendments to Subsection 8.7 (Limitation on Loans and Dividends to Holdings). Subsection 8.7 of the Credit Agreement is hereby amended by (a) inserting the following proviso at the end of clause (e) thereof:

provided that, notwithstanding the foregoing, the aggregate amount of all such loans, advances or dividends at any time outstanding shall not be more than $500,000 more than the amount outstanding on June 25, 2007;

and (b) inserting the following proviso at the end of clause (g) thereof:

provided further that, notwithstanding the foregoing, no such loans, advances or dividends may be made on or after June 25, 2007;

9.             Amendment to Subsection 11.6 (Successors and Assigns; Participations and Assignments). Subsection 11.6 is hereby amended by inserting the following paragraph (h) at the end thereof:

(h)           Each assignment or participation of a Loan or Commitment made or purported to be made to any Assignee or Participant shall be accompanied by an assignment or participation, as applicable, in the Additional Interest with respect thereto.

10.           Conditions to Effectiveness of this Ninth Amendment. This Ninth Amendment shall become effective upon the date (the “Ninth Amendment Effective Date”) when the following conditions are satisfied:

(a)           The Administrative Agent shall have received (i) counterparts of this Ninth Amendment, duly executed and delivered by the Borrowers and Administrative Agent, (ii) executed Lender Addenda, or facsimile transmissions thereof, substantially in the form of Exhibit A hereto, from the Required Lenders under the Credit Agreement, (iii) an executed Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, from an authorized officer of each of Holding and each Guarantor, and (iv) all fees required to be paid on or before the Ninth Amendment Effective Date, and all expenses required to be paid on or before the Ninth Amendment Effective Date for which invoices have been presented; and

(b)           the Borrower shall have paid to the Administrative Agent, on behalf of each Lender which shall have executed and delivered a Lender Addendum to counsel to the Administrative Agent by 5:00 P.M. (New York City time) on June 25, 2007, an amendment fee in an amount equal to 0.75% of the sum of each such Lender’s Revolving Credit Commitment and Term Loans then outstanding.

11.           Representations and Warranties.

(a)           No Default. No Default or Event of Default shall have occurred and be continuing on the Ninth Amendment Effective Date after giving effect to the transactions contemplated herein.

(b)           Representations and Warranties. Each of the representations and warranties made by Holding and the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Ninth Amendment Effective Date (after giving effect hereto) as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties were true and correct in all material respects as of such date.

12.           Payment of Expenses. The Parent Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Ninth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

13.           Continuing Effect of the Loan Documents. This Ninth Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan

Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of Holding or the Loan Parties that would require an amendment, waiver or consent of the Lenders or Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Ninth Amendment.

14.           Counterparts. This Ninth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15.           Severability. Any provision of this Ninth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.           Integration. This Ninth Amendment and the other Loan Documents represent the agreement of Holding, the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

17.           GOVERNING LAW. THIS NINTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NINTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Douglas V. Gathany
	Name:	Douglas V. Gathany
	Title:	Vice President and Treasurer

ALLIED ARTHUR PIERRE N.V.

By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Director

ALNAV PLATINUM COMPANY (as successor to ALNAV Platinum Group Inc.)

By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Secretary

PICKFORDS AUSTRALIA PTY. LTD.

By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Director

SIRVA UK LIMITED (formerly known as Pickfords Limited)

By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Director

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

By:	/s/ Kathryn A. Duncan
	Name:	Kathryn A. Duncan
	Title:	Managing Director